Exhibit 10.1

                                 April 25, 2005


To:  Jamie Austin

         Re:      Separation Agreement and Release and Waiver

Dear Jamie:

     The purpose of this letter agreement, sometimes referred to as the "Agreement," is to put into writing our mutual agreement related to the termination of your employment with Hancock Fabrics, Inc., sometimes referred to as the "Company". It also describes the separation pay and certain other benefits, sometimes referred to as the "Separation Package", the Company will provide you in consideration of your release of any and all legal claims you might have against the Company arising out of or related to your employment and termination of your employment with the Company.

     This Agreement sets forth the pay and benefits which you will receive upon this Agreement becoming effective. In return for the Release and Waiver executed by you, the Separation Package the Company is offering you exceeds any benefits the Company is required to provide terminated employees.

     You are encouraged, of course, to consult with such persons as you may choose before you sign this Agreement, including your financial, legal or other advisors.

     After you have signed this Agreement and it becomes effective as described below, in consideration for your Release and Waiver, the Company will provide you with the following Separation Package:

          1. Upon the effective date of this Agreement, you will be placed on paid separation leave that will extend through July 24, 2005, during which time you will receive your regular pay, less withholding required by state and federal laws (as is the current practice with your pay checks). Furthermore, the period of paid separation leave will be extended beyond July 24, 2005, until such time as you have secured other employment; provided that in no event shall the total period of paid separation leave under this subparagraph (1) (the "Separation Leave") extend past October 23, 2005. The Company will also maintain you on its medical insurance plans during the Separation Leave at the present level of employee contribution to the premium, but you will not be entitled to any other fringe benefits except as expressly provided by this Agreement.

          2. Any restricted stock subject to vesting will continue to vest during the Separation Leave, and any stock options otherwise exercisable will remain exercisable during the Separation Leave.

          3. The Company's personnel records will reflect that you voluntarily resigned your employment in good standing effective the last day of the Separation Leave.

          4. You will be allowed to keep your Company car during the Separation Leave and after termination of your employment. The Company will arrange for transfer of the title to your name upon termination of your employment.

     In order to receive the Separation Package described in this Agreement, you: (i) must return all Company property upon the Company's request except your Company car; (ii) agree to abide by the disparagement agreement set forth later in this letter; (iii) agree to the limited non-competition restrictions contained in Attachment A to this Agreement, and (iv) agree not to seek re-employment with the Company in the future.

     By accepting this Agreement, you understand and agree that on behalf of yourself, your heirs, assigns and other representatives, you hereby fully release Hancock Fabrics, Inc. and its past, present and future owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, stockholders, employees, former employees, and agents from any and all claims and waive all rights, known or unknown, you may now have or claim to have arising out of or related to your employment or the termination of your employment with the Company arising before the date on which you sign this Agreement, including but not limited to any and all claims, losses, liabilities, demands, damages, causes of action, costs, expenses, fees including attorney's fees, compensation, back or front pay, employee benefits and any other obligation and liability, including but not limited to all claims and causes of action arising under Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act ("ERISA"); The Family and Medical Leave Act of 1993 ("FMLA"); The Americans with Disabilities Act ("ADA"), The Age Discrimination in Employment Act, as amended ("ADEA"); The Older Worker Benefit Protection Act of 1990 ("OWBPA"); and, without limitation, any other federal, state or local statute, ordinance or regulation, governing employment and employment discrimination; as well as all claims and causes of action arising under common law; state tort law; the law of wrongful or retaliatory discharge (including but not limited to any claim of being a "whistleblower"), or express or implied contract.

     Because this Agreement includes a release and waiver as to claims under the Age Discrimination in Employment Act ("ADEA"), your signature below acknowledges that you confirm, understand, and agree to the terms and conditions of this Agreement; that these terms are written in lay person terms, and that you have been fully advised of your rights to seek the advice and assistance of consultants, including an attorney, as well as tax advisors, to review this Agreement. It also acknowledges that you do not waive any rights or claims under the Age Discrimination in Employment Act that may arise after the date this Agreement is signed by you, and specifically, under this Agreement, you are receiving money and benefits beyond anything of value to which you are already entitled.

     You agree that you will make no disparaging remarks about the Company, its services, its officers and directors, or any of its employees. If you violate this disparagement agreement, you agree that the Company may terminate any payments under this Agreement and that you will be obligated to return to the Company the monies received under this Agreement as liquidated damages.

     To ensure that you have adequate time and opportunity to review this Agreement and consult with legal counsel and other advisors of your choosing, you have up to 21 days to consider whether to accept and sign this Agreement. Should you sign and date this Agreement before the expiration of this 21-day period, your signature will evidence your voluntary election to forego waiting the full 21 days to sign this Agreement. If you choose not to accept, or the 21-day period expires without your acceptance, then the offer is null and void. The offer embodied in this letter can in no way be construed as an admission of wrongdoing by the Company or any other released party.

     Your signature also acknowledges that, in compliance with the OWBPA, you have been fully advised by the Company of your right to revoke and nullify this Agreement, and that your revocation must be exercised, if at all, within seven
(7) days of the date you sign this Agreement. You may revoke your acceptance at any time within the seven (7) days following your signing of this Agreement by notifying me in writing of your decision to revoke your acceptance. Acceptance of this offer is strictly voluntary.

     This letter serves as the only Agreement with respect to the terms of your separation from the Company and may be modified only in writing expressly referencing this Agreement signed by you and an authorized Company official.

     By signing and accepting this Agreement, you acknowledge that the Company has already paid you all salary, vacation pay, or other compensation due you through the date of termination; that the Separation Package offered you exceeds the pay and benefits otherwise available to you upon the termination of your employment; and, that there are no other promises or undertakings related to your employment and the termination of your employment with the Company between the Company and you except as set out in this Agreement. Consequently, if accepted by you, the Separation Package provided by this Agreement shall be in lieu of any other compensation or Company paid benefits.

     YOU ALSO AFFIRM THAT YOU HAVE SIGNED THIS AGREEMENT VOLUNTARILY OF YOUR OWN FREE WILL AND THAT YOU HAVE BEEN GIVEN FULL OPPORTUNITY TO DISCUSS THIS MATTER PRIVATELY AND THOROUGHLY WITH AN ATTORNEY OF YOUR CHOICE AND THAT YOU FULLY UNDERSTAND THE MEANING AND INTENT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO ITS FINAL AND BINDING EFFECT.

     If accepted and signed by you, this Agreement shall become effective and enforceable only after the seven (7) day revocation period has expired; provided that, the paid Separation Leave will be deemed to have commenced on April 26, 2005. Should you decline to accept this Agreement, or if it is revoked by you, you will not receive the proposed Separation Package.

     If you agree to these terms, please sign the Acceptance which appears below on the enclosed copy of this letter and return a signed copy of the letter and Acceptance to me.

                                Sincerely yours,


                                /s/ Jane F. Aggers
                                -----------------------------
                                for Hancock Fabrics, Inc.

                                Date:    April 25, 2005
                                      -------------------


                                   ACCEPTANCE

   (Must be executed and returned no later than 21 days after initial receipt)
   ---------------------------------------------------------------------------

     By signing this Agreement, I represent that I have read this Agreement; I understand and knowingly agree to its terms; I was in no way coerced to sign this Agreement; and I understand that I have executed a release of all claims arising before my execution of this acceptance.


 /s/ Jamie Austin                                       April 29, 2005
------------------                                   ---------------------
Jamie Austin                                         Date